                                                                   Exhibit 10.10


      THIS LEASE made the lst day of December, 1980 between STARKOFF ASSOCIATES, a Florida general partnership, hereinafter referred to as "Lessor", and CRC PRESS, INC., a Florida corporation, hereinafter referred to as "Lessee",

      WITNESSETH:

                                    ARTICLE 1

                           DEFINITIONS; MISCELLANEOUS

      SECTION 1.01: For the purpose of this lease, unless the context otherwise plainly requires, the following words and phrases shall have the following meanings:

      (a) "Basic Rent" refers not only to the rental specified in Sec. 2.03 (a) but also to the adjustments thereto, if any, made pursuant to Sec. 2.03 (b) and
(c);

      (b) "Demised Premises" shall mean, collectively, the Land and Structures, unless a different meaning is plainly stated;

      (c) "Event of Default" shall have the meaning set forth in Article 15 hereof;

      (d) "Fee Mortgage" shall mean any Mortgage constituting a lien upon all or any interest in the Land or the Structures, or both, to which this lease is subordinate;

      (e) "Fee and Leasehold Mortgage" shall mean a Fee Mortgage which is also a Leasehold Mortgage;

      (f) "Institution" shall mean a bank; a savings and loan association; a trust company; an insurance company; a college, university or other educational institution not for profit (organized under the laws of Florida, New York, Massachusetts,

Connecticut, Pennsylvania or New Jersey); or a governmental or public employees' welfare, pension, profit-sharing, endowment or retirement fund, plan or system; provided that any such institution shall, if acting as a Trustee, be included in this definition only if the beneficiary of the trust is itself an Institution;

      (g) "Institutional" shall mean originally payable to, and at all times held by, an Institution;

      (h) "Land" shall mean the real property situated, lying and being in the County of Palm Beach, Florida, described on Exhibit "A" annexed to and made a part hereof;

      (i) "Lease Year" shall mean a one-year period beginning on the Use Date or an anniversary thereof;

      (j) "Leasehold Mortgage" shall mean any pledge, assignment or security agreement constituting a lien on the rental, proceeds and avails of this Lease;

      (k) "Mortgage" shall include either or both an indenture of mortgage and a deed of trust, held by an Institution;

      (l) "Mortgagee" shall mean the then holder of a Mortgage;

      (m) "Property" shall mean the Demised Premises and the fixtures, machinery and equipment to which Section 13.03B applies, collectively;

      (n) "Structures" shall mean the buildings, parking facilities and other improvements described in Article 13, as from time to time repaired, added to and altered pursuant to this Lease, and personal property described in Paragraph B of Section 13.03;

      (o) "Termination of this Lease" shall mean the expiration of the Lease Term, or to the termination of the term of this Lease prior to its expiration pursuant to the provisions hereof, whichever first occurs;

      (p) "Unencumbered" shall mean without regard to any mortgage or lien or claim, and without regard to this Lease or any lease or tenancy; and

      (q) "Use Date" shall mean the date of this instrument.

      SECTION 1.02: No discretion, right, authority or power referred to anywhere in this instrument as that of a mortgagee or mortgage holder shall benefit, apply to or refer to other than an Institutional Mortgagee.

      SECTION 1.03: No mortgage encumbering any or all of the Land, Structures, or rentals, proceeds and avails of this Lease, or any interest in the same, shall be made or binding as against Lessee unless it is an Institutional Mortgage at all times.

      Neither Lessee's interest in this Lease or in any new lease made pursuant to Section 15.07 hereof or any renewal hereof or thereof nor the leasehold estate created hereby or thereby shall be subject or subordinate to the lien of any mortgage subsequent hereto during the term of this Lease except to the extent Lessee and the then holder of any Mortgage shall have expressly in signed writing subordinated this Lease thereto. Any mortgage which is subject and subordinate to this Lease or to any new lease made pursuant to Section 15.07 hereof, or to any renewal hereof or thereof, shall continue to be so notwithstanding any agreement hereafter made modifying or amending this Lease or any such new lease or any renewal hereof or thereof, provided, however, that any such modification or amendment which is made after any mortgage shall have been recorded and which shall (i) reduce the amount of the Basic Rent payable hereunder or (ii) relieve Lessee from the obligation to make payment of any imposition (as such term is used or defined in Sections 3.01 and 3.02 hereof) or to take out, pay for or maintain any of the insurance provided in Article 4 hereof, or (iii) shorten the terms or extend the payment dates hereof or of any such new lease, or (iv) amend Article 9 hereof, shall to the extent necessary to protect the then holder of said Mortgage not be binding upon a holder for value of the Fee Mortgage or purchaser at foreclosure of so much of the Demised Premises as is subject to any such Fee Mortgage, or upon the grantee in any deed given in lieu of the foreclosure of a Fee Mortgage, or their successors or assigns, and any such purchaser or grantee shall to the extent necessary to protect their interests be entitled to enforce this Lease or any such new lease or renewal hereof or thereof in accordance with its terms prior to any such modification or amendment.

      SECTION 1.04: No consent or approval of Lessor's anywhere in this Lease referred to shall be unreasonably delayed or denied.

                                    ARTICLE 2

          DEMISED PREMISES - LEASE TERM - BASIC AND ADJUSTED RENTS, NET

      SECTION 2.01: Lessor, for an in consideration of the rents, covenants and agreements hereinafter reserved and contained to be paid, kept and performed by Lessee, its successors and assigns, has demised and leased, and by these presents does demise and lease, unto Lessee, and Lessee does hereby take and hire, upon and subject to the covenants and agreements hereinafter expressed, the Demised Premises, AS IS as of the Use Date;

      TO HAVE AND TO HOLD the Demised Premises unto Lessee, its successors and assigns, for a term (the Lease Term) from the date hereof until July 31, 2006.

      SECTION 2.02: Lessor covenants and agrees that Lessee, upon paying the Basic Rent, additional rent and all other charges herein provided for and upon observing and keeping all of the covenants, agreements and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by or from anyone claiming by, through or under Lessor.

      SECTION 2.03: Lessee covenants to pay to Lessor in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the offices of Lessor in Palm Beach County, Florida, or at such place in said county as Lessor may from time to time designate in writing, a net annual basic rental (the "Basic Rent") over and above all other and additional payments to be made by Lessee as hereinafter provided, during the term of this Lease as follows:

      (a) Commencing as of the Use Date, Basic Rent in the amount of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00) per year, payable in equal monthly installments, the first installment to be paid on the Use Date and thereafter monthly in advance.

      (b) Beginning five (5) years after the Use Date, the annual Basic Rent shall be increased or decreased once each year so as to correspond to changes in the cost of living as conclusively established by the statistics published by the U.S. Department of Labor, Bureau of Labor Statistics, designated "Consumer Price Index-U.S. city average--all consumers (1967 = 100) (hereinafter such Index is referred to as the CPI) taking the month of the 5th anniversary of the Use Date as the base and the first month of the one-year period to be adjusted as the then current standard.

            In the event such statistics are no longer practically available or can no longer be meaningfully correlated to the base figure, the parties shall agree on a substitute method, failing which the matter shall be arbitrated under
Article 22.

      (c) Whether increases or decreases shall be made shall in all events be determined by, and shall proportionately correspond to, increases and decreases in the CPI. Any language above (or elsewhere in this Lease) notwithstanding, no decrease in the annual Basic Rent shall ever be made which reduces it to less than TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00) per year.

      (d) Lessee shall pay prior to their becoming delinquent any and every sales and other tax, assessment, charge, levy or other imposition on this Lease or on, or measured by, the rentals called for by this Lease, subject to Section 3.02.

      SECTION 2.04: Lessor and Lessee intend that the Basic Rent shall be paid to Lessor absolutely net, without notice or demand, and without abatement, reduction or set-off of any amount whatsoever, except as otherwise expressly provided in this Lease. All costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises and the use, operation or occupancy thereof shall be paid by Lessee (except as provided in Section 3.02 hereof) and Lessee agrees to indemnify and to save Lessor harmless from and against the same. No specific provision, in Section 3.01 or elsewhere in this Lease, shall limit the generality of the foregoing unless such limitation is express, and not by implication, interpretive principle or other non-express means.

                                    ARTICLE 3

                       PAYMENT OF TAXES, ASSESSMENTS, ETC.

      SECTION 3.01: Lessee covenants and agrees to pay (subject to Section 1.02), and to pay prior to the time when any fine, penalty, interest or cost may be added thereto for non-payment or late payment thereof, all ad valorem real estate taxes and tangible personal property taxes (including but not limited to 1980 taxes in full); all assessments, water and sewer rates and charges, and all other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever which are or may become against the Property (or the sidewalks or streets in front of or adjoining the Demised Premises) or any part thereof (all of which taxes, assessments, water and sewer rates or charges, and other governmental charges are in this Lease sometimes referred to as "impositions"), which are assessed, levied, confirmed, imposed, become a lien, or become payable during the Lease Term; provided however, that if, by law, any such imposition may at the option of the payer be paid in installments (whether or not interest shall accrue on the unpaid balance of such imposition), Lessee may exercise the option to pay the same (and any interest which accrues prior to the expiration of the Lease Term on the unpaid balance of such imposition) in installments and, if said option be thus exercised, Lessee shall pay only such installments thereof as may become due during the Lease Term as the same respectively become due and shall make such installment payments prior to the time any fine, penalty, interest or cost may be added thereto for the non-payment or late payment of any such installment and interest; and provided further, that any imposition relating to a fiscal period of the taxing authority, a part of which period is included within the Lease Term and a part of which is included in a period of time after the termination of this Lease, other than a termination of this Lease pursuant to Article 15 hereof, shall whether or not such imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Demised Premises, or shall become payable, during the Lease Term, be adjusted between Lessor and Lessee as of the expiration of the Lease Term, so that Lessor shall pay that portion of such imposition which that part of such fiscal period included in the period of time after the Lease Term bears to such fiscal period, and Lessee shall pay the remainder thereof.

      Any fine, charge, cost, penalty, interest, fee or expense arising out of Lessee's non-payment or late payment shall be borne by Lessee.

      SECTION 3.02: Nothing in this Lease contained shall require Lessee to pay any income tax, excess profits tax, or revenue tax of Lessor, nor any stamp or transfer tax of Lessor's (except on this Lease itself). No tax, assessment, charge or levy of the character hereinabove in this Section 3.02 described be deemed to be included within the term "imposition" as defined in Section 3.01 of this Article.

      SECTION 3.03: Lessee covenants, upon request of Lessor, to furnish to Lessor for inspection by it or by the holder of any Fee Mortgage (or both) within thirty (30) days after the date when any imposition is payable, official receipts of the appropriate taxing authority, or other evidence satisfactory to Lessor and such holder, evidencing the full payment thereof.

      SECTION 3.04: Lessee shall have the right to contest the amount or validity (or both), in whole or in part, of any imposition by appropriate proceedings, and Lessor agrees not to withhold unreasonably its joinder therein or its consent to proceedings in Lessor's name, as and if required for effective contest.

      Notwithstanding the provisions of Section 3.01 or 3.03 of this Article, except as may be required by a Leasehold Mortgage or by a Fee Mortgage, Lessee may postpone or defer payment of such imposition if and while engaged in bona fide contest of it, or may pay under protest and seek refund, as its discretion deems best, provided Lessee shall have bonded or otherwise secured payment of same so as to prevent loss or diminution of Lessor's estate, in a manner and to an extent reasonably satisfactory to Lessor.

      Lessor shall not ultimately be subjected to any liability for the payment of any costs or expenses (which shall include but not be limited to reasonable attorneys' fees, if the same are required) in connection with any such contest or proceeding, and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled promptly to any refund of any such imposition and penalties or interest thereon, which have been paid by Lessee, or which have been paid by Lessor and for which Lessor has been fully reimbursed.

                                    ARTICLE 4

                                    INSURANCE

      SECTION 4.01: At all times Lessee shall at its expense keep the Demised Premises insured (either without coinsurance requirements or in amounts sufficient to prevent Lessor or Lessee from becoming a coinsurer within the terms of the applicable policies) for the mutual benefit of Lessor and Lessee as named insureds, as their interests may appear, against

      (a) loss or damage by fire, vandalism, malicious mischief and such other risks as may be included in the standard form of extended coverage insurance from time to time available, in an amount not less than one hundred per cent (100%) of the then full insurable value of the Structures;

      (b) loss or damage from leakage or malfunction of sprinkler systems now or hereafter installed in the Structures, in such amount(s) as Lessor may reasonably require; and

      (c) loss or damage by explosion of steam boiler, air conditioning equipment, pressure vessels or similar apparatus, now or hereafter installed in the Structures; in such limits of liability with respect to any one accident as may reasonably be requested by Lessor from time to time, but not less than ONE HUNDRED THOUSAND DOLLARS ($100,000.00);

      (d) flood damage, in coverages and amounts satisfactory to Lessor, while
(i) the Demised Premises are identified by HUD as a special hazard area, and
(ii) such insurance is available under the 1968 Flood Insurance Act; and

      (e) such other hazards and in such amounts as Lessor or the holder of a Leasehold Mortgage may reasonably require.

      SECTION 4.02: At all times Lessee shall also at its expense maintain:

      (a) Lessor's rental insurance for a period of at least six (6 months from the date of damage or destruction of any of the Structures; and

      (b) Business interruption insurance sufficient to provide Lessee six (6) month's income; and

      (c) for the mutual benefit of Lessor and Lessee as named insureds, as their interest may appear, insurance against claims for personal bodily injury or property damage, under a policy of general public liability insurance, with such limits as may reasonably be requested by Lessor from time to time, but not less than TWO HUNDRED FIFTY THOUSAND/ONE MILLION DOLLARS ($250,000.00/ $1,000,000.00) in respect of bodily injury or death, and ONE HUNDRED THOUSAND DOLLARS ($100,000.00) for property damage.

      SECTION 4.03: Except as may be more strictly required by a Mortgagee, the term "full insurable value" shall mean the then actual replacement cost of the Structures (excluding foundation and excavation costs) less physical depreciation, and said "full insurable value" shall be determined at the written request of Lessor by an architect, appraiser or appraisal company nominated by any one of the insurers, reasonably acceptable to Lessor, selected and paid by Lessee, but such determination shall not be required to be made more frequently than once every three (3) years. In the event of a dispute between Lessor and Lessee as to the limits of insurance which may be requested by Lessor pursuant to Section 4.01 or 4.02, or in the event of a dispute between Lessor and Lessee as to the character of any hazards which Lessor may require Lessee to insure against as provided in Section 4.01 hereof, or as to the limits of such insurance, such dispute shall be determined by arbitration in the manner provided in Article 22 hereof.

      SECTION 4.04: All insurance provided for under this Lease shall be effected under valid enforceable policies issued by insurers licensed to do business in the State of Florida. The original policies shall be delivered to the holder of the senior Mortgage constituting a lien on the Structures (alone or together with other property), if any, or if there be none, to Lessor. At least ten (10) days prior to the expiration date of any policy the original renewal policy for such insurance shall be delivered by Lessee to the holder of the original of the expiring policy, together with the satisfactory evidence of payment of the premium on such policy. To the extent obtainable, all such policies shall contain agreements by the insurers that (i) any loss shall be payable to the parties and to the holder(s) of any Mortgage on all or any part of the Demised Premises to whom loss may be payable as in this Lease provided, as their interests may appear, notwithstanding any act or negligence of Lessee which might otherwise result in forfeiture of said insurance; (ii) such policies shall not be cancelled except upon ten (10) days prior written notice to each named insured and loss payee; and (iii) the coverage afforded thereby shall not be affected by the performance of any work in or about the Demised Premises.

      SECTION 4.05: Subject to the provisions and limitations hereinafter set forth in this Section 4.05 and Sections 4.06 and 4.07 hereof, all policies of the character referred to in Section 4.01 of this Article shall also provide, if required by either party hereto, for any loss thereunder to be payable to the then holder(s) of the Fee and Leasehold Mortgage(s), Leasehold Mortgage(s), and Fee Mortgage(s) (if any) or the property insured, as the respective interests of such holders may appear. The loss, if any, under said policies referred to in said Section 4.01 shall be adjusted with the insurance companies by Lessee and such Mortgagees, except that in the event of casualty resulting in damage or destruction exceeding $100,000.00 in the aggregate, no adjustment shall be made with the insurance companies without the prior approval of Lessor, unless the senior Leasehold Mortgagee (or if none, the senior Fee Mortgagee) shall have agreed to the amount of the adjustment, in which event Lessor's prior approval shall not be required.

      SECTION 4.06: Except as may be required by the terms of any Leasehold Mortgage (1) the loss, if any, under all policies of the character referred to in Section 4.01 hereof shall be payable (a) in the case of any particular casualty resulting in a loss payment not exceeding $100,000.00, to Lessee, or
(b) in case of any particular casualty resulting in a loss payment in excess of $100,000.00, to a bank with trust powers or a trust company, as insurance trustee (the "Insurance Trustee") to be designated by Lessor in a notice given to the insurance companies and to Lessee promptly following notice to Lessor of the magnitude of the loss payment, which Insurance Trustee company shall have its principal office in the State of Florida and have a trust assets under management, according to its then most current published statement, in excess of $50,000,000.00; and (2) all policies of the character aforesaid shall expressly provide that loss thereunder shall be adjusted and paid as provided in Section
4.05 and this Section 4.06.

      Lessee shall forthwith upon receipt notify Lessor of any loss payment in excess of $50,000.00 received by Lessee.

      SECTION 4.07: Any loss paid under any insurance policy to Lessee shall be held by Lessee for application to the cost of restoring, repairing, replacing, or rebuilding the Structures.

Any loss so paid to the Insurance Trustee shall be disbursed by it in accordance with the provisions of Article 11 hereof.

      SECTION 4.08: Nothing in this Article shall prevent Lessee from taking out insurance of the kind and in the amount provided for under any section hereof under or as part of a blanket insurance policy or policies (copies of which shall be delivered to Lessor) which contains other coverages or covers other properties owned or operated by Lessee as well as the Demised Properties.

      SECTION 4.09: The gross premium on all insurance policies (other than non-required coverages under any policy of blanket insurance of the kind referred to in Section 4.08 of this Article) in force at the termination of this Lease pursuant to Article 15 hereof shall be pro rated between Lessor and Lessee, except that Lessor, at its option, may require Lessee to cancel such policies in which event Lessee shall be entitled to receive the unexpired premiums, if any, payable as a result of such cancellation.

                                    ARTICLE 5

          LESSOR'S RIGHT TO PERFORM LESSEE'S COVENANTS-ADDITIONAL RENT

      SECTION 5.01: Lessee covenants and agrees that if it shall at any time fail to pay any imposition in accordance with the provisions of Article 3, or to take out, pay for, maintain or deliver any of the insurance policies provided for in Article 4, or fail to cause any lien of the character in Article 12 referred to be discharged as therein provided, or shall fail, within the time limited in clause (b) of Section 15.01 hereof after the notice therein specified of any default has been given thereunder, to perform any other act on its part to be performed, then Lessor may, in addition to all other remedies in this Lease provided, without further notice or demand upon Lessee and without waiving or releasing Lessee from any obligations of Lessee in this Lease contained, (a) pay any imposition payable by Lessee pursuant to the provisions of Article 3, or (b) take out, pay for and maintain any of the insurance policies provided for in Article 4, or (c) discharge any lien of the character referred to in Article 12 as therein provided, or (d) perform any other act on Lessee's part to be performed as in this Lease provided; provided, however, that so long as a Leasehold Mortgage or Fee and Leasehold Mortgage shall be outstanding,

            (i) Lessor shall not take any action of the character specified in the foregoing clauses (a), (b), (c) or (d) (except in the case of emergency, or threatened lapse of insurance) until after the expiration of the time limited in
Section 15.03 after the notice therein specified has been given to the Leasehold Mortgagee or Fee Mortgagee, and

            (ii) with respect to any action of the character specified in the foregoing clause (d), Lessor shall not take any such action (except in the case of an emergency or threatened lapse of insurance) if the holder of a Leasehold Mortgage or a Fee Mortgage, prior to the expiration of the time limited in
Section 15.03 hereof, shall have given the notice provided for in clause (a) of said Section 15.03 and shall have delivered the instrument provided for in clause (b) of said Section 15.03.

            All sums so paid by Lessor and all necessary incidental costs and expenses paid or incurred by Lessor in connection with the performance of any such act by Lessor, together with interest thereon at the rate of eighteen per centum (18%) per annum from the date of making of such expenditure by Lessor, shall be payable to Lessor on demand, or at the option of Lessor may be added to any installment of Basic Rent then due or thereafter becoming due under this Lease, and Lessee covenants to pay any such sum or sums with interest as aforesaid.

      SECTION 5.02: All sums which may become payable to Lessor by Lessee as in this Article provided; all sums payable by Lessee for impositions pursuant to
Article 3 or insurance premiums pursuant to Article 4; and all other charges and expenses of whatsoever nature which Lessee assumes or agrees to pay pursuant to this Lease, shall be deemed additional rent hereunder, and in the event of the non-payment of any such sums by Lessee, Lessor shall have (in addition to any other right or remedy of Lessor) the same rights, security and remedies as in the case of default by Lessee in the payment of the Basic Rent.

                                    ARTICLE 6

         COVENANTS AGAINST WASTE AND ABOUT MAINTENANCE AND REPAIR OF THE
                                DEMISED PREMISES

      SECTION 6.01: Lessee shall not cause or permit any waste, damage or injury to the Structures or any overloading of any floor therein.

      SECTION 6.02: Lessee, at its sole expense, shall keep the Demised Premises and the adjoining sidewalks and curbs clean and in good condition, free of accumulations of dirt and rubbish and shall make all repairs (including structural repairs) and replacements necessary to maintain the Demised Premises in a condition appropriate for buildings of similar construction, use and class in their neighborhood, provided that in any event Lessee shall make all repairs necessary to avoid any structural damage or injury to the Structures. Lessor shall not be required to furnish any services or facilities, or to make any repairs or alterations, whatsoever to the Demised Premises, and Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

      SECTION 6.03: Neither party shall remove or permit the removal of any of the permanent furnishings, fixtures or other property or equipment and constituting a part of the Structures unless other property at least equal in utility and value shall be promptly substituted therefor. Nothing herein shall impair or limit Lessor's distraint or other remedies for a default on Lessee's part.

      SECTION 6.04: Lessee shall allow any person, municipality or agency authorized by law and proposing to excavate upon the land or street adjoining the Demised Premises to enter the Demised Premises and shore up any walls thereon during any such excavation to the extent required. Lessee shall at its expense, repair or cause to be repaired, any damage to any part of the Demised Premises resulting from any excavation, construction work or other work of a similar nature which may be done on any property or street adjacent to the Demised Premises; and Lessor hereby assigns to Lessee any and all rights to sue for and recover, against any party causing such damage, (i) the expenses and other damages incurred by Lessee because of the provisions of this Section and (ii) any and all damages resulting to the Demised Premises, or any part thereof, from such shoring up, excavation, construction work, or other work of a similar nature.

                                    ARTICLE 7

                    COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

      SECTION 7.01: Lessee covenants throughout the term of this Lease, at Lessee's sole cost and expense, promptly to cause the Demised Premises to comply, with (i) all laws and ordinances, and the orders, rules, regulations and requirements of all federal, state, county and municipal governments and appropriate departments, commissions, boards and officers thereof; (ii) all policies of public liability, fire and other insurance at any time in force with respect to the Demised Premises or any part thereof; (iii) all requirements of any Fee or Leasehold Mortgage; and (iv) the orders, rules and regulations of the local board of fire underwriters, or any other body hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to (or to the use of) (i) any or all of the Property, or (ii) the sidewalks, curbs, and swales adjoining the Demised Premises, or (iii) both.

      SECTION 7.02: Lessee shall have the right to contest by appropriate legal proceedings, in the name of Lessee or Lessor or both, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to, and Lessee may postpone compliance therewith until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with all due diligence and dispatch, and Lessee shall hold Lessor harmless from any loss or injury by reason of such non-compliance or delay. Lessor agrees to execute and deliver any papers which may be necessary to permit Lessee to effectively contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

                                    ARTICLE 8

                   DAMAGE TO OR DESTRUCTION OF THE STRUCTURES

      SECTION 8.01: Lessee covenants that in case of damage to or destruction of the Structures, or any part thereof, by fire or any other cause, similar or dissimilar, insured or uninsured, Lessee will promptly, at its sole cost and expense, but subject to reimbursement to the extent provided in Article 11 hereof, restore, repair, replace or rebuild the Structures as nearly as possible to the condition, quality and class they were in immediately prior to such damage or destruction, or with such changes or alterations as Lessee shall elect to make in conformity with Article 10 hereof. Such restoration, repairs, replacement or rebuilding shall be commenced promptly and prosecuted with reasonable diligence.

      If at any time during the last ten (10) years of the term hereby granted, or during any renewal thereof, the Structures shall be so damaged by fire or other casualty that the cost of restoration shall exceed 50% of the replacement value thereof, valued as of immediately prior to such damage, then Lessee at its election, (but provided Lessee shall have received at the time the written consent of the holder of every then Leasehold and Fee Mortgage, and shall have delivered a true copy of each such consent to Lessor) may within ninety (90) days of such damage, give notice of Lessee's election to terminate this Lease, in which event this Lease, any renewal, any option under it, and any right to renew or extend it shall cease and come to an end on the date of the termination set forth in such notice with the same force and effect as if such date were the date originally fixed for the expiration of the term herein demised, and the rent shall be apportioned and paid to the time of such termination, PROVIDED that, if the then Lessor derives its title by, through or under a Leasehold Mortgage or a Fee and Leasehold Mortgage, Lessee may not terminate this Lease without the then Lessor's consent. In the event of such termination, Lessee shall have no obligation to repair or rebuild and the entire insurance proceeds shall be and remain the outright property of Lessor. If Lessor and Lessee are unable to agree as to whether the damage is sufficiently substantial to vest the aforesaid option in Lessee, then such dispute shall be resolved according to Article 22, and the time for the Lessee to exercise the option to cancel shall be extended to twenty (20) days after a final determination has been made by the arbitrators.

                                    ARTICLE 9

                                  CONDEMNATION

      SECTION 9.01: If at any time during the term of this Lease, there shall be a total taking or a substantially total taking, actual or constructive, of the fee title to the Demised Premises in condemnation proceedings or by any right of eminent domain, this Lease shall terminate on the date of such taking and the rent and other charges payable by Lessee hereunder shall be apportioned and paid to the date of such taking. For the purposes of the Article the term "substantially total taking" shall mean a taking (other than a temporary taking) of such scope that the untaken portion of the Land is insufficient to permit the construction thereon, according to then applicable laws, of a complete, rentable office building, capable of producing a proportionately fair and reasonable net annual income to an owner thereof, after the payment of (i) all operating expenses thereof, (ii) the Basic Rent (if and as reduced as in Section 9.04 provided), (iii) additional rent and other charges herein reserved, and (iv) the annual debt service charges for interest and amortization payable under every then Fee and Leasehold Mortgage, and after performance of all covenants and agreements herein provided to be performed by Lessee. As used above, the term "operating expenses" shall be deemed to exclude depreciation, income taxes and any franchise taxes of Lessee.

            A "partial taking" shall be any taking other than a temporary, total or substantially total taking.

            In the event of a dispute between Lessor and Lessee as to whether or not there has been a "partial taking" or a "substantially total taking" within the meaning above set forth, such dispute shall be determined by arbitration in the manner provided in Article 22 hereof.

      SECTION 9.02: In the event of a partial taking, this Lease shall not terminate or be affected in any way, except as provided in Section 9.04 hereof. After payment in full of all Mortgages to which this Lease is subject or subordinate, in accordance with their respective priorities, to the extent they are required by the then holder to be paid in such event, (i) Lessor shall be entitled to that portion of the condemnation proceeds as shall equal the fair market value of the part of the Demised Premises so taken, plus consequential damages, if any, to the portion of the Demised Premises not so taken, plus interest thereon at the then legal rate, less amounts paid against such mortgages as encumber Lessor's estate or interest, and the balance of the award, if any, plus consequential damages to Lessee, if any, shall be Lessee's, and
(ii) proceeds of the award shall be paid, if $100,000.00 or less, in trust to Lessee for application by Lessee to the cost of restoring, altering, repairing, replacing or rebuilding the Structures, but if in excess of $100,000.00, to a bank or trust company designated by Lessee which shall have the same qualifications as the insurance trustee referred to in the case of the payment of proceeds of insurance pursuant to Section 4.06. The portion of the condemnation proceeds so paid to such bank or trust company shall be disbursed by it in accordance with the provisions of Article 11 hereof.

      SECTION 9.03: To the extent condemnation proceeds are made available after compliance with all mortgages to which this Lease is subject, in the event of a partial taking, Lessee, at its sole cost and expense, but subject to reimbursement as provided in Article 11 hereof, and whether or not the condemnation proceeds shall be sufficient for the purpose, shall proceed with due diligence to restore, repair, replace or rebuild the remaining part of the Structures to as substantially the same as their former condition as is feasible, or with such changes or alterations as Lessee may elect to make in conformity with Article 10 hereof, but in any event so as to constitute a complete, rentable building.

      SECTION 9.04: In the event of a partial taking, this Lease shall terminate as to the portion of the Demised Premises so taken and the Basic Rent for the balance of the term of this Lease, from the effective date of such taking, shall be equitably reduced by mutual agreement between the parties and in the event of their inability to agree upon the amount of such equitable reduction, then by submission to arbitration in the manner provided for in Article 22 hereto. Until the amount of the reduction of the Basic Rent shall have been determined, Lessee shall pay Lessor a proportion of the basic Rent corresponding to the ratio of the enclosed square feet of office space remaining useable to the total number of original square feet of office space, and upon such determination the differential between the amount so paid and the amount so determined shall be promptly paid.

      SECTION 9.05: If, at any time during the term of this Lease, the whole or any part of the Demised Premises, or of Lessee's leasehold estate under this Lease, shall be taken in condemnation proceedings or by any right of eminent domain for use or occupancy not in excess of one year's duration (a "temporary taking") the foregoing provisions of this Article shall not apply and Lessee shall continue during such temporary taking to pay, in the manner and at the same times herein specified, the original Basic Rent, unadjusted, plus all other charges payable by Lessee hereunder, and, except only to the extent that Lessee may be prevented from doing so pursuant to the terms of the order of the condemning authority, Lessee shall perform all of the other terms, covenants, conditions and obligations hereof upon the part of Lessee to be performed and observed, as though such taking had not occurred. In the event of any such taking of the character described in this Section 9.05 and the payment of a lump sum award therefor for the entire period of such taking, then the amount of such award, whether paid by way of damages, rent, cost of restoration, or otherwise, shall be paid to be a bank or trust company selected by Lessor as Trustee, to be held in escrow, as the case may be, to secure the performance of Lessee's obligations hereunder upon the terms and conditions as follows:

      (a) Lessee and Lessor shall agree upon a reasonable amount of such award to be held for the cost of repair, maintenance and restoration of the Demised Premises upon the termination of any such temporary taking (or failing such agreement the parties shall resolve the question under Article 22) and such amount shall be paid to Lessee in accordance with the provisions of Article 11;

      (b) Moving expenses and other damages awarded to Lessee alone shall be paid over to Lessee, to the extent remaining proceeds are sufficient; and

      (c) The balance of such award, if any, shall then be divided into equal parts, one part for each calendar month or major fraction thereof cumulatively representing the period for which the award was made, and the Trustee shall pay to Lessor, and Lessor shall credit against the rent then due, one part as so determined on the first day of each month during the period of such temporary taking. Any excess of such balance or of such payments over the rent otherwise payable for the period involved shall be paid to Lessee.

      SECTION 9.06: Any other language to the contrary notwithstanding, in the event a partial taking leaves a portion of the Demised Premises which is inadequate to house (i) Lessee's then business operation, or (ii) some part or parts of said operation which it is economically feasible for Lessee to house separately from the remainder of said operation, (bearing in mind, inter alia, the extent (if any) to which Lessee's condemnation proceeds shall have compensated such economic unfeasibility) then Lessee may vacate the remaining premises and freely sublease them and Lessor shall have the rebuilding discretions and responsibilities herein referred to as those of Lessee.

      Nothing herein shall excuse Lessee from payment of rent, whether or not reduced under Section 9.04.

                                   ARTICLE 10

                        CHANGES AND ALTERATIONS BY LESSEE

      SECTION 10.01: Subject to the requirements of any Leasehold Mortgage, Lessee shall have the right, at any time and from time to time, during the term of this Lease at its expense to make or permit such changes and alterations, structural or otherwise, to the Structures as Lessee shall deem necessary or desirable, and Lessor agrees to subordinate this Lease to reasonable Institutional Mortgage financing, payable by Lessee, of such changes or alterations. Such changes, alterations, demolition or new construction (herein collectively referred to as "changes and alterations" or "changes or alterations") shall be made in all cases subject to the following conditions which Lessee covenants to observe and perform:

      (a) An integrated program of related changes or alterations shall for all purposes hereof be deemed a single change or alteration;

      (b) No change or alteration shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required, from time to time, all municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction, and Lessor agrees to join the application for such permits and authorizations whenever such action is necessary;

      (c) Any structural change or alteration costing $50,000.00 or more, shall be conducted under the supervision of an architect or engineer licensed as such in the State of Florida selected by Lessee;

      (d) In the case of a change or alteration involving partial or total demolition and the construction of a new building or portion, Lessee shall, prior to the commencement of demolition establish to the reasonable satisfaction of Lessor that (1) such new building or portion will be (A) physically and esthetically integrated with the remainder of the structures; and (B) of value and utility not substantially less than the value of the building or portion to be demolished; and (2) payment for all costs, fees and expenses incident to such change or alteration is secured;

      (e) All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with local building and zoning laws and with all laws, ordinances, orders and requirements of all federal, state, county and municipal governments and the appropriate departments, commissions, board and officers thereof;

      (f) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all time be free of liens for labor and materials supplied or claim to have been supplied;

      (g) The work of any change or alteration shall be prosecuted with reasonable dispatch, unavoidable delays excepted; and

      (h) Workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor, Lessee or the Demised Premises and general liability and property damage insurance (which may be effected by endorsement, if obtainable, on the insurance then being carried pursuant to Article 4 hereof) for the mutual benefit of Lessee and Lessor with limits of not less than those required to be carried pursuant to said Article 4 shall be maintained by Lessee at Lessee's sole cost and expense at all times when any work is in process in connection with any change or alteration.

      SECTION 10.02: Lessee covenants that in performing any work on, repairs to, or restoration, replacement or rebuilding of, any of the Structures required to be performed by Lessee pursuant to the provisions of Article 6, Article 7,
Article 8, or Article 9, Lessee will observe and perform, insofar as the nature of such work, repairs, restoration, replacement or rebuilding make such observation and performance appropriate, the conditions relating to changes and alterations set forth in Section 10.01 of this Article.

      SECTION 10.03: Anything herein to the contrary notwithstanding, Lessee shall not make any changes in that part of the premises which then has been improved for the parking of motor vehicles so as to decrease the number or utility of motor vehicle parking spaces without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

      SECTION 10.04: The provisions of this Section 10 shall not authorize any action which is contrary to any then existing Fee or Leasehold Mortgage, and shall not be binding upon one who (or upon the successors or assigns of one who) having been previously a mortgagee, has become Lessor under this Lease by foreclosure or by deed or assignment in lieu of foreclosure.

                                   ARTICLE 11

                        DISBURSEMENTS OF DEPOSITED MONIES

      SECTION 11.01: All sums of the character referred to in Sections 4.05, 9.02, 9.05, or 10.01 hereof, (hereinafter collectively referred to as "Deposited Sums") paid to or deposited with a bank or trust company (herein called the "Depositary") shall, subject to the provisions of the laws of the State of Florida, be disbursed in the manner hereinafter provided.

      SECTION 11.02: From time to time as any change or alteration of the character described in Section 10.01 progresses, or as the restoration, alteration, repairs, replacement or rebuilding of the Structures or any portion thereof damaged or destroyed by fire or any other cause, or not taken in a proceeding of the character described in Section 9.02 or 9.05 hereof, (hereinafter collectively referred to as the "Work") progresses, disbursement of any monies of the character referred to in Section 11.01 hereof shall be made in payment for the work upon receipt by the Depositary of the following:

      A. A certificate signed by an architect or engineer licensed as such in the State of Florida selected by Lessee dated not more than fifteen (15) days prior to the application for such disbursement, setting forth in substance the following:

            1. That the sum then requested to be disbursed is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said persons in respect thereof, and stating the progress of the Work up to the date of said certificate;

            2. Whether and to what extent the sum then requested has previously been paid by Lessor, or if the same be unknown to the certificate maker, that the same is unknown;

            3. That the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

            4. Assurances satisfactory to Lessor that the balance of the Deposited sums will be sufficient to pay in full for the completion of the Work, failing which assurances Lessor shall be entitled to receive other assurances satisfactory to it of payment in full for completion thereof;

            5. That no part of the cost of the services and materials described in the foregoing subparagraph A 1 has been or is being, in any previous or then pending application, made the basis for the disbursement of any part of the Deposited Sums or has been paid out of insurance monies not required to be paid to the Depositary; and

            6. That except for the amounts, in any, stated in said certificate pursuant to the foregoing subparagraph A 1 to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the Work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, or materialman's statutory or similar lien upon Lessee's leasehold estate or Lessor's interest in the Demised Premises or any part thereof.

      B. A certificate signed by Lessee dated not more than ten (10) days prior to the application for such disbursement, setting forth in substance, to the best knowledge of Lessee, after due inquiry, that all materials and all property described in the certificate furnished pursuant to the foregoing subparagraph A (hereinafter said certificate) and every part thereof, are free and clear of all mortgages, liens, charges or encumbrances, except encumbrances specified in said certificate, if any, securing indebtedness due to persons whose names and addresses and the several amounts due them shall be stated in said certificate, which encumbrances will be discharged upon payment of such indebtedness; and

      C. A current certificate of a lawyer or title company reasonably satisfactory to Lessor showing that there has not been filed, with respect to the Demised Premises, or any part thereof, or any interest therein or in this Lease, any vendor's, mechanic's, laborer's, or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed.

            Upon compliance with the foregoing provisions of this Section, the Depositary shall, out of the Deposited Sums, disburse to the persons named in said certificate to be due to them and shall then disburse to Lessee the amounts stated in said certificate to have been paid by Lessee.

      SECTION 11.03: Upon receipt by the Depositary of (a) a certificate signed by an officer of either Lessor or Lessee, dated not more than ten (10) days prior to the application for such disbursement, setting forth in substance the following: (i) that the Work has been completed in full; (ii) that all amounts which Lessee is or may be entitled to have disbursed to Lessee of others under the foregoing provisions of this Section on account of services rendered or materials furnished in connection with the Work have been disbursed under said provisions; (iii) that all amounts for whose payment Lessee is or may become liable in respect of the Work have been paid in full; and (iv) that no Event of Default has occurred which has not been remedied and (b) a current lawyer's search or a certificate of a title company reasonably satisfactory to Lessor showing that there has not been filed with respect to Lessee's leasehold estate of Lessor's interest in the Demised Premises or any part thereof, any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record, then the whole balance of the Deposited Sums not theretofore disbursed pursuant to the foregoing provisions of this Section shall be disbursed to the then holder of any Leasehold Mortgage, and then any Fee Mortgage, in order of lien seniority, as a reduction in the principal of said mortgage(s), or if there be no such mortgage, to Lessor.

      SECTION 11.04: If an Event of Default shall have occurred and be uncured at the time proposed for any disbursement of the Deposited Sums or any part thereof, Lessor may notify the Depositary thereof and thereupon the Depositary shall have not further right or obligation to disburse any of the Deposited Sums to Lessee as herein provided, but shall disburse the same to or for the account of the Mortgagee who shall have delivered the instrument referred to in Section
15.03 hereof, or in the event of the termination of this Lease, who shall have obtained a new lease pursuant to Section 15.07 hereof, or, if any such Mortgagee shall not have elected within the period specified in said Section 15.07 to obtain such new lease; to Lessor upon Lessor's direction so to do.

      SECTION 11.05: Lessor and Lessee agree that the Depositary shall have the right to deduct from the Deposited Sums prior to any disbursement thereof pursuant to Section 11.02 hereof its reasonable charge for acting as Depositary hereunder, which charge shall be ultimately borne by Lessee.

      SECTION 11.06: In the event there is then a Mortgage on Lessor's interest in this Lease, or on the Demised Premises, all certificates and assurances required by Section 11.02 shall be subject to the approval of the then holder of the most senior of such Mortgages. In the event a Mortgagee has become Lessor under this Lease, through foreclosure or assignment or deed in lieu of foreclosure, all certificates and, assurances required under Section 11.02 shall also be subject to the then Lessor's approval.

      SECTION 11.07: Any other provision notwithstanding, disbursements by the Depositary shall comply with all terms of and procedures under the Mechanic's Lien Law as then amended and in effect, so as to keep the Demised Premise free of lien claims, and Lessee shall furnish proofs of such compliance to Lessor.

                                   ARTICLE 12

                                MECHANIC'S LIENS

      SECTION 12.01: Lessor's estate shall not be subject to claim of lien as a result of any action or inaction by Lessee, Lessee having no power to encumber Lessor's estate, (and Lessee shall not cause, suffer or permit any mechanic's liens to be filed against the Demised Premises, nor against Lessee's leasehold interest therein) by reason of work, labor, services, or materials supplied or claimed to have been supplied to Lessee or to anyone holding any interest in the Demised Premises, or any part thereof, through or under Lessee, whether or not the work, labor, services or materials are authorized under this Lease as change or alteration, Work, or otherwise. If claim of any mechanic's lien thus prohibited shall at any time be filed, and if Lessee shall fail to cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise within 60 days of filing of such claim then, in lieu of any other right or remedy of Lessor, Lessor may but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and, in the latter event Lessor shall be entitled, if Lessor so elects, to compel the prosecution of an action to resolve all issues with respect to such mechanic's lien and to pay the amount of the judgment in favor of the lienor (if any) with interest, costs and allowances. If Lessor shall pay, bond off or otherwise procure discharge of such lien then the amount so paid by Lessor shall be repaid, forthwith upon Lessor's demand, by Lessee to Lessor with interest at the rate of eighteen per cent (18%) from Lessor's payment to the date of Lessee's repayment, together with reasonable attorney's fees, if any, incurred by Lessor in connection therewith.

      Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Lessee a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials under circumstances that would give rise to the filing of any mechanic's liens against Lessor's interest in the Demised Premises or in this lease.

                                   ARTICLE 13

                      BUILDING, LAWFUL USE, INSPECTION AND
                          SURRENDER OF DEMISED PREMISES

      SECTION 13.01: The parties acknowledge that Lessee is in possession of the Demised Premises, free and clear of any and all tenancies or occupancies other than Lessee's.

      The parties agree that at Lessor's expense there has been a multi-storied, 24,000-square-foot (approximately) office building and related improvements constructed on the Land, substantially in accordance with plans, sketches and specifications marked for CRC Press office building (collectively the "Plans") prepared by Schwab & Twitty, Architects of Palm Beach, Florida, and dated May 18, 1978, as revised, copies of which are in the possession of Lessee.

      SECTION 13.02: The Structures shall be maintained substantially as built (subject to Article 10) in a good and workmanlike manner. There shall be no substantial changes in the construction of the Structures except for such changes, repairs, alterations and additions as are authorized or required by this Lease as from time to time modified; or as are requested or required by:

      (a) the governmental authorities or insurance underwriters having jurisdiction thereover, or

      (b) either or both of the holder of a permanent (i) Leasehold Mortgage or
(ii) Fee Mortgage to which the lease is subordinate.

      Lessor shall under no circumstances be liable for any cost or expense of such repairs, restorations, alterations or improvements.

      SECTION 13.03: A. At all times during this Lease, and upon either termination of this Lease (for any reason and in any manner) or the expiration of this Lease, Lessor shall be the sole owner, as between the parties, of the Structures and of any and every improvement and Alteration then upon the Land, all without consideration other than the express terms of this Lease.

                     B. Lessor shall as between the parties be the sole owner of all fixtures, machinery and equipment which are not the subject of separate, written agreement between the parties and which are then customarily used in connection with operation and maintenance of the Demised Premises (as distinct from operation of Lessee's business on the Demised Premises). Subject to Section 6.03 hereof, Lessee shall be unrestricted in its freedom to acquire, replace, maintain and trade in or otherwise transfer any and every such fixture, machinery and equipment as appropriate in the ordinary course of operation of the Demised Premises. Nothing herein shall include or refer to personalty which, by the terms of any sublease approved by Lessor, is to remain the subtenant's property.

                                   ARTICLE 14

              ASSIGNMENT OR ENCUMBRANCE OF LEASEHOLD; SUBLEASING

      SECTION 14.01: Lessee shall have the right, from time to time, to mortgage this Lease and the leasehold estate hereby created, or any combination of them, to an Institutional Mortgagee. The execution and delivery of any such mortgage shall not be deemed to constitute an assignment or transfer of this Lease so as to require prior consent of Lessor.

      SECTION 14.02: Except as provided in Section 14.01, Lessee may not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, assign or transfer this Lease or Sublease any part of the Demised Premises to any persons, firms, corporations, or other entity, except to an Exempt Assignee, as that term is hereinafter defined. As to any assignment or transfer, whether with the approval of the Lessor or to an Exempt Assignee, Lessee shall deliver to Lessor on Lessor's demand, (a) a duplicate original of the instrument or instruments of transfer of this Lease in recordable form, containing the name and address of the transferee thereof, and
(b) an instrument of assumption by said transferee of all of Lessee's obligations under this Lease, failing which assumption such assignment or transfer shall be void.

      SECTION 14.03: No assignment or transfer or sublease shall release Lessee from any of its obligations under this Lease.

      SECTION 14.04: "Exempt Assignee" shall refer only to persons, firms, corporations or any other entities becoming co-venturers with Lessee and jointly and severally liable with

Lessee, or such entities of which Lessee owns or controls not less than 51% of all beneficial interests therein. Exempt Assignees may assign or transfer their respective interests to each other in the manner above specified for assignments by Lessee to Exempt Assignees without any such assignment constituting a violation of Section 14.02.

                                   ARTICLE 15

                     DEFAULT PROVISIONS-TERMINATION-REMEDIES

      SECTION 15.01: In case one or more of the following events (herein called an "Event of Default") shall have occurred:

      (a) failure in the payment of the Basic Rent or in payment of any item of (or obligation which Lessor must or may treat as) additional rent or in payment of any part thereof, and such default shall continue for a period of thirty (30) days after written notice thereof, specifying such default, shall have been given to Lessee; or

      (b) default shall be made in the performance of any other covenant or agreement on the part of Lessee to be performed hereunder, and such default shall continue for a period of sixty (60) days after written notice thereof specifying such default shall have been given to Lessee; provided, however, in the case of a default which cannot with due diligence be remedied within a period of sixty (60) days, if Lessee proceeds with due diligence as promptly as reasonably possible after the service of such notice to prosecute the remedying of such default, the period of time after the giving of such notice within which to remedy the default shall be extended for such period as may be necessary to remedy the same with due diligence; or

      (c) if, pursuant to an order, judgment or decree entered by (or proceedings in) any court of competent jurisdiction:

            (i) a receiver, trustee or liquidator of Lessee or of all or a substantial part of Lessee's assets shall be appointed and not be removed within thirty (30) days after such appointment;

            (ii) Lessee shall be, and continue for thirty (30) consecutive days to have been adjudicated bankrupt or insolvent;

            (iii) a petition seeking reorganization of the Lessee or an arrangement with creditors or to take advantage of any insolvency or bankruptcy law shall be approved, and as a result of any or all of
            (i), (ii) or (iii) the obligation of Lessee to pay the Basic Rent or any item of additional rent shall be modified or abrogated; or

            (iv) this Lease or any of the obligations of Lessee hereunder are disaffirmed by any trustee in or out of bankruptcy, or by any receiver or liquidator of Lessee appointed in any proceeding by any court of competent jurisdiction (regardless of whether or not such trustee, receiver or liquidator shall continue in possession of the Demised Premises or shall pay an amount for the use and occupancy thereof which may be equal to or in excess of the Basic Rent and all items of additional rent payable by Lessee hereunder)

then Lessor may, at its option, give to Lessee a notice of election to end the term of this Lease at the expiration of five (5) days from the date of service of such notice, (provided Lessor has also served any such in conformity with the provisions of Article 21 hereof) and if such notice of election is given, then, at the expiration of said five (5) days the term of this Lease and all right, title and interest of Lessee hereunder, and any and every option of any nature hereunder, shall expire as fully and completely as if that day were the date herein specifically fixed for the final expiration of the term of this Lease, and Lessee will then quit and surrender the Demised Premises to Lessor, but Lessee shall remain liable as hereinafter provided.

      SECTION 15.02: If Lessor shall become entitled to serve a notice of election to end the term of this Lease upon the occurrence of an Event of Default, Lessor will, before serving such notice, give to the holder of any Leasehold Mortgage and any Fee Mortgage, a prior notice that a specified default remains unremedied and that Lessor is entitled to serve such notice, and the holder of the Leasehold Mortgage or Fee Mortgage shall have the right to remedy any such default within the time Lessee could have remedied the same had the date of such Event of Default been the date of such prior notice. Such prior notice may be given simultaneously with or at any time after the notice of default to Lessee.

      SECTION 15.03: In case of the occurrence of an Event of Default (other than an Event of Default of the character specified in Section 15.01(a) hereof) Lessor agrees that if, within twenty (20) days after the prior notice referred to in Section 15.02 hereof is given by Lessor to the holder of a Leasehold Mortgage or Fee Mortgage, such holder shall:

      (a) notify Lessor of its election to proceed with due diligence promptly to acquire possession of the Demised Premises, or to foreclose its mortgage, or otherwise to eliminate Lessee's interest in this Lease; and

      (b) deliver to Lessor an instrument in writing duly executed and acknowledged wherein the holder of the Leasehold Mortgage or Fee Mortgage agrees that:

            (i) during the period that such holder shall be in possession of the Demised Promises, including possession through a judicially appointed officer, and during the pendency of any such foreclosure or other proceedings and until the interest of the lessee in this Lease shall terminate, it will pay or cause to be paid to Lessor all sums from time to time becoming due under this Lease for Basic Rent or any item of, or treated as, additional rent; and

            (ii) if final delivery of possession of the Demised Premises shall be made to such holder, whether voluntarily or pursuant to any foreclosure or other proceedings or otherwise, such holder shall, promptly following such delivery of possession, thenceforth perform or cause to be performed in full all the covenants and agreements herein contained on Lessee's part to be performed;

then Lessor will postpone the service of notice of election to end the term of this Lease as in Section 15.01 hereof provided for such period or periods of time as may be necessary for such holder, with the exercise of due diligence, to extinguish lessee's interest in this Lease, as aforesaid, and to perform or cause to be performed all of the said covenants and agreements herein contained, as aforesaid. Upon such final extinguishment of lessee's interest in this lease and such performance by such holder or such nominee, or by any purchaser of the Lease pursuant to any foreclosure proceeding, both (i) Lessor's right to serve a notice of election to end the term of this Lease as in Section 15.01 hereof provided, based upon the occurrence of any such Event of Default, and (ii) the existence of any such Event of Default which cannot with the exercise of due diligence be remedied by such holder or its nominee or by such purchaser, shall thereupon be irrevocably waived.

      SECTION 15.04: Upon the termination of this lease, Lessee shall surrender to Lessor the Demised Premises in good order and repair, reasonable wear and tear excepted and also except as Lessee may have been prevented from maintaining the Structures in good order and repair by occupation of the Structures by any sovereign or agent who shall have lawfully taken the temporary use thereof and shall then be in possession thereof. Upon such termination, Lessee shall also deliver to Lessor all leases, lease files, plans, specifications, drawings, contracts, records, registers and all other papers and documents which may be necessary or of substantial aid for the proper operation and management of the Demised Premises in their then form.

      SECTION 15.05: Upon the expiration or termination of the term of this Lease, pursuant to any of the provisions of this Article or otherwise, it shall be lawful for Lessor, without formal demand or notice of any kind, to re-enter the Demised Premises by summary dispossess proceedings or any other action or proceedings authorized by due process of law, or by force, changing of locks, erection of barricades or otherwise, and to remove Lessee therefrom without being liable for any damages therefor.

      SECTION 15.06: Nothing in this Lease shall limit the right of Lessor to recover possession of the Demised Premises for non-payment of the Basic Rent or any item of (or treated as) additional rent pursuant to any summary proceeding or other proceeding or remedy available to it by statute or other law at any time after (i) the occurrence of an Event of Default of the character specified in Section 15.01(a) hereof and (ii) the expiration of the period within which the holder of the Leasehold Mortgage or Fee Mortgage shall be entitled to remedy such default.

      SECTION 15.07: In case of the termination of this Lease, Lessor shall give prompt notice thereof to the holder of any Leasehold Mortgage. Lessor shall, on written request of such holder, made at any time within forty (40) days after the giving of such notice by Lessor, enter into a new lease of the Demised Premises with such holder, or its designee, within twenty (20) days after receipt of such request, which new lease shall be effective as of the date of such termination of this Lease for the remainder of the term of this Lease, at the same rent and upon the same terms, covenants, conditions and agreements as are herein contained and not previously fully and finally performed, provided that the holder of such Leasehold Mortgage shall:

      (a) contemporaneously with the delivery of such request, pay to Lessor all the installments of Basic Rent and all items of

(or treated as) additional rent which are due and unpaid through the termination of this Lease;

      (b) pay to Lessor at the time of the execution and delivery of said new lease any and all sums for Basic Rent and additional rent which would (had this lease not been terminated) have been due hereunder from the date of termination of this Lease to and including the date of the execution and delivery of said new lease, less the net amount of all sums received by Lessor from any leases of the Demised Premises up to the date of commencement of such new lease; and

      (c) on or prior to the execution and delivery of said new lease, agree in writing that promptly following the delivery of such new lease, such holder or its designee will thereupon with due diligence perform or cause to be performed all of the covenants and agreements herein contained on Lessee's part to be performed, whether thenceforth or, to the extent that Lessee shall have failed to perform the same, prior to the date of delivery of such new lease.

            Nothing contained herein shall be deemed to impose any obligation on the part of Lessor to deliver physical possession of Demised Premises to such holder of a Leasehold Mortgage unless Lessor at the time of the execution and delivery of such new lease shall have obtained physical possession thereof.

      SECTION 15.08: In the event of termination of this Lease by Lessor, Lessor shall be entitled (i) to accelerate and recover from Lessee all rent for the remainder of the original term, to the extent not paid by a new lessee (under Paragraph 15.07 or otherwise), and (ii) to recover from Lessee all costs and expenses of reletting, including but not limited to any expense incurred by the Lessor in performing any of the work which is the obligation of the Lessee hereunder and any expenses (including but not limited to reasonable attorneys' fees) incurred by the Lessor for the repossession, repair, or remodeling of the premises following repossession, and reasonable brokerage commissions incurred in such reletting.

      SECTION 15.09: Pursuit of any remedy provided for in this lease shall not preclude pursuit of any other remedy provided elsewhere in this lease or by law, nor shall the pursuit of any remedy constitute a forfeiture or waiver of (i) any rent due to the Lessor hereunder or (ii) any damage accruing to the Lessor by reason of violation by the Lessee of any of the terms, provisions and covenants herein contained.

                                   ARTICLE 16

                            INDEMNIFICATION OF LESSOR

      SECTION 16.01: Lessee agrees to indemnify and save harmless Lessor against and from any and all claims by or on behalf of any person arising from the conduct or management of, or from any work or thing whatsoever done in or on, the Demised Premises, and will further indemnify and save Lessor harmless against and from any and all claims arising during the term of this Lease from any condition of the Demised Premises or any street, curb or sidewalk adjoining the Demised Premises, or of any vaults, passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to this Lease, or arising from any act or negligence of Lessee, or any subtenant or occupant of the Structures or any part thereof, or of Lessee's or occupants' agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring during the term of this Lease in or about the Demised Premises, or upon or under the sidewalks, and the land adjacent thereto, and from and against all judgments, costs, fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon.

                                   ARTICLE 17

                               RENEWAL PRIVILEGES

      SECTION 17.01: There shall be no privilege to Lessee of renewal of the term of this Lease. The parties may or may not subsequently agree to renewal rights in Lessee; renewal thereunder shall be subject to all terms of this lease pertaining to renewal not specifically modified in writing as part of such subsequent agreement. There is no understanding or obligation with respect to such subsequent agreement or the discussion or negotiation thereof.

                                   ARTICLE 18

                        LIMITATION OF LESSOR'S LIABILITY

      SECTION 18.01: The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include the owner or owners, at the time in question, of the fee title to the Demised

Premises. In the event of any transfer or transfers of the title to such fee title, the Lessor herein named (and in case of any subsequent transfers or conveyances the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed, provided that any funds in the hands of such Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be turned over to the then transferee or grantee and any amount due and payable therefrom to Lessee shall be paid to Lessee, and provided further that upon any such transfer, the grantee or transferee shall be deemed to have expressly assumed, subject to the limitations of this Article, all of the terms, covenants and conditions in this Lease contained on the part of Lessor thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall, subject as aforesaid, be binding on Lessor and its successors and assigns, but only during and in respect of their respective periods of ownership.

                                   ARTICLE 19

                       INVALIDITY OF PARTICULAR PROVISIONS

      SECTION 19.01: If any term or provision of this Lease or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 20

                        CERTIFICATES OF LESSOR AND LESSEE

      SECTION 20.01: Each party agrees at any time and from time to time, upon not less than twenty (20) days prior notice by the other party or by the holder of any Fee or Leasehold Mortgage, to execute, acknowledge and deliver to the other party and to the holder of such mortgage, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent has been paid, and stating whether or not to the best knowledge of the party signing such statement the other party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease (or if in default, specifying each such default), it being intended that any such statement delivered pursuant to this Section may be relied upon by the requesting party, any prospective purchaser of the fee title, assignee or subtenant of Lessee, holder or prospective holder of any mortgage, or assignee of any such mortgage(s), but reliance on such statement may not extend to any default as to which the party making the statement shall have had no occasion to acquire actual knowledge with reasonable diligence.

                                   ARTICLE 21

                                     NOTICES

      SECTION 21.01: Any notice, demand or request which, under the terms of this Lease or under any statute, must be given or made by the parties hereto, must be in writing, and must be given or made by personal service or by mailing the same by registered or certified mail addressed to Lessor at 5550 Glades Road, Suite 400, Boca Raton, Florida 33431, and to Lessee at the Demised Premises. Any mailed notice given hereunder shall be deemed delivered when deposited in a United States general or branch office, properly sealed or enclosed, registered or certified, postage and mailing charges prepaid. If requested in writing by the holder of any Fee or Leasehold Mortgage (which request shall be made in the manner hereinabove provided for notices between the parties hereto and shall specify and address to which notices or demands shall be given or made) any such notice or demand shall also be given or made in the manner herein specified and contemporaneously to such holder. Either party, and the holder of the Leasehold Mortgage (which request shall be made in the manner hereinabove provided for notices between the parties hereto and shall specify an address to which notices or demands shall be given or made) any such notice or demand shall also be given or made in the manner herein specified and contemporaneously to such holder. Either party, and the holder of the Leasehold Mortgage or Fee and Leasehold Mortgagee who shall have made the request hereinabove referred to, may designate by notice in writing given in the manner herein specified a new or other address to which such notice or demand shall thereafter be so given or made. No Event of Default predicated on the giving of any notice to Lessee shall be complete unless such notice shall have been given contemporaneously therewith to each holder of a Fee or Leasehold Mortgage who shall have made a request for notices and demands as above provided.

      SECTION 21.02: If at any time there shall be more than one Leasehold Mortgage or Fee Mortgage, the holder of each Mortgage having a first lien on the Fee or Leasehold (or both) shall be vested with the rights under Sections 15.02,
15.03 and 15.07 of Article 15 hereof to the exclusion of the holder of any mortgage junior thereto; provided, however, that if the holder of a Mortgage prior in lien to any other Mortgage shall fail or refuse to exercise the rights set forth in said Sections of said Article 15, each holder of a Mortgage in the order of the priority of their respective liens shall have the right to exercise such rights and provided further, however, that with respect to the right of the holder of a Mortgage under Section 15.07 hereof to request a new lease, such right shall, notwithstanding the limitation of time set forth in said Section, be extended serially for 20-day periods to the holder(s) of each junior Leasehold Mortgage. Mortgage in the order of the priority of their liens, until a holder exercises such right (or until all holders of such Leasehold Mortgages shall not have timely exercised such right).

                                   ARTICLE 22

                             DISPUTES; COUNSEL FEES

      SECTION 22.01: In the event of any dispute required by this Lease to be submitted to and settled by arbitration, then such dispute shall be determined in the City of Boca Raton, Florida, by binding arbitration in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association, or, if such Association shall not then be in existence, such other organization, if any, as shall then have become the successor of said Association, and in accordance with the then prevailing laws of the State of Florida relating to arbitration. If allowed by the tribunal having jurisdiction, Lessee and Lessor shall each appoint a fit and impartial person as arbitrator, and the tribunal a third and last arbitrator.

      SECTION 22.02: If the matter involves an appraisal of the value of the Demised Premises or the leasehold estate or any other portion thereof or interest therein, then each arbitrator so selected by a party (if any) shall be a person who has had not less than five (5) years' experience in appraising commercial real estate in Palm Beach County, Florida.

      SECTION 22.03: The fees of the arbitrators and the expenses incident to the arbitration proceedings, including costs of making a record, shall be borne equally by the parties. The fees and expenses of counsel for the respective parties and witnesses shall be paid by the respective party engaging such counsel or calling such witness.

      SECTION 22.04: If either or both parties shall fail diligently to proceed with any matter which is the subject of arbitration hereunder, the holder of the Leasehold Mortgage (or, if none, the Fee Mortgage) prior in lien among such holders who wish to do so shall have the right, in place and stead of such party or parties, to cause arbitration of said dispute as herein provided and any award made in said arbitration proceeding shall be binding upon the parties with the same force and effect as if the parties had proceeded with said arbitration.

      SECTION 22.05: In any litigation arising out of or relating to this Lease, the prevailing party shall be entitled to its reasonable counsel fees, as well as all other costs and expenses.

      SECTION 22.06: Any reference in this Article or elsewhere in this lease to counsel fees, attorney fees, or words of like import, shall include fees in all proceedings, in or out of court, at all levels, hearing, trial and appellate.

                                   ARTICLE 23

               REMEDIES - NO WAIVER - CHANGES - JURY TRIAL WAIVER

      SECTION 23.01: The specified remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies or means of redress to which a party may be lawfully entitled in case of any breach or threatened breach, by the other party, of any provision of this Lease.

      In addition to the other remedies in this Lease provided, each party shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions or provisions of this Lease.

      SECTION 23.02: One or more failures of a party to insist upon strict performance of the covenants, conditions or other terms of this Lease, or to exercise any option conferred anywhere in this lease upon such party in any one or more instances, shall not be construed as a waiver or relinquishment for the future by such party of any covenants, conditions, options or terms, but the same shall be and remain in full force and effect. The acceptance by Lessor of rent with or without knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach. No waiver by a party of any provision hereof shall be deemed to have been made, nor shall voluntary surrender of the Demised Premises prior to July 31, 2006, be valid unless expressly agreed to in writing. This Lease shall not be modified by any simultaneous or subsequent implied agreement or by course of dealing, custom or usage hereafter arising, all of the terms of the contract between Lessor and Lessee having been fully set forth herein.

      SECTION 23.03: Except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, Lessor and Lessee hereby waive a trial by jury of any and all issues arising in any action or proceeding or counter claim between the parties hereto or their successors arising out of or in any way connected with this Lease, or any of its provisions, or Lessee's use or occupancy of the Demised Premises, or any claim of injury or damage. Lessee hereby expressly reserves the right to interpose its then grievances, causes and claims (if any) as against Lessor in any action or proceeding for distress, termination of this Lease, removal of Lessee or other possessory remedy brought by Lessor against Lessee pursuant to this Lease.

      SECTION 23.04: This Lease cannot be changed orally but only by an agreement in writing executed and acknowledged by Lessor and Lessee.

                                   ARTICLE 24

                                 INTERPRETATION

      SECTION 24.01: Neither the Table of Contents nor the Article numeration nor the headings of Articles shall affect interpretation of this Lease. The parties agree they have not relied on the presence or absence of such Table or headings, or of any language in either of them, in understanding or agreeing to this Lease, but the same are merely conveniences and not intended to be a comprehensive index, notice or summary of the contents of this Lease.

                                   ARTICLE 25

                            PARKING; OPTION TO LEASE

      SECTION 25.01: The parties acknowledge that Lessor presently intends, but is not bound to Lessee or to anyone else, to construct upon so much of Tract A of the plat of "STARKOFF ASSOCIATES, a Florida general partnership", according to the plat thereof recorded in Plat Book 35, Page 101, of the Public Records of Palm Beach County, Florida, as is not described on Exhibit A hereto, an office building having a design and usability compatible with the Structures (the "new building"), Lessor hereby grants to Lessee an option to lease up to one-third (1/3) of net rentable space in such new building for the rental of $14.00 per square foot of space rented, which rental shall be net of expenses and taxes to the same extent as the rentals under the within Lease are net to Lessor, and shall be subject to adjustment for changes in the CPI in the same manner, to the same extent, and at the same times, as the Basic Rent under the within Lease is required to be adjusted under
Section 2.03 of the foregoing Lease. Computations of area rented shall be by the same method as such computations pertaining to the Demised Premises were made.

      SECTION 25.02: The option hereby granted shall apply only to contiguous space, and must be exercised by notice in writing to Lessor, delivered to Lessor within sixty (60) days after Lessor shall have furnished Lessee a copy of the plans and specifications for the new building and notified Lessee in writing that the new building and related improvements are under contract to be constructed. Lessee shall have the right to inquire, at any time prior to the time it is required to exercise its option, as to Lessor's best estimate of the completion date of the new building.

      SECTION 25.03: Lessee shall, if and to the extent the foregoing option is not exercised, have the right to rent such contiguous space in the new building upon said terms at any time within two (2) years of issuance of certificate of occupancy for the new building while the same shall not be subject to any lease with a third party.

      SECTION 25.04: Any and all leases of space in said new building by and between the parties shall be upon Lessor's then standard lease form for said new improvements, except as expressly modified by written agreement between the parties, including but not limited to the foregoing provisions of this Article.

      SECTION 25.05: Lessor reserves the right to use so much of the Demised Premises as may be necessary to carry on construction of such additional improvements from time to time, but shall use commercially reasonable best efforts not to interfere with the operations of Lessee in the Structures. Lessor further reserves the right to connect said new building and the Structures by landscaping, sidewalks, walkways at the first or second story level and other means reasonably believed by Lessor to facilitate the then current or future value, use or rental of the Structures and the new building. Lessor further reserves the right to afford to occupants of the new building parking rights on any and all of the Land, provided that Lessor must also provide to Lessee parking rights on the Land in connection with its use and occupancy of the Structures on terms at least as favorable as those afforded any tenant in the new building. Lessee agrees to enter into any support, easement, cross-parking and related agreements which may reasonably be required by Lessor or the holder of any Fee Mortgage or Leasehold Mortgage, or the holder of any mortgage on such new building and additional improvements, the land upon which they are placed or in connection with which they are used, or any lease of space in the new building.

      SECTION 25.06: Unless and until such new improvements shall be constructed, Lessee shall have the exclusive use of any and all parking spaces on the Land, or upon the abutting land described in Section 25.01. It is the intention and agreement of the parties that, even if additional improvements are constructed on abutting land, the parking on such abutting land and the parking on the Land shall be usable by tenants in any and all improvements (whether the Structures or new building) consistent with then applicable laws and regulations, the requirements of any Fee or Leasehold Mortgage, and the best interests of tenants in the Structures and new building, as reasonably determined by Lessor.

                                   ARTICLE 26

                                  ENCUMBRANCES

      SECTION 26.01: No part of the Land, the Structures, or any interest under this Lease, shall be subject to or encumbered by any lien other than impositions not due or an Institutional Mortgage as defined in this Lease.

                                   ARTICLE 27

                           PETITION FOR ZONING CHANGES

      SECTION 27.01: Lessee is hereby authorized and empowered, for an on behalf of Lessor and as the attorney in fact of Lessor, to execute on Lessor's behalf a consent to petition for any zoning change relating to the Land or the Structures, or both, where the zoning change is required for the purpose of authorizing the operation of the Land and Structures for any purpose of Lessee's not inconsistent with the terms of this Lease, or to join in any petition for a release from restrictive covenants which interfere with the operation or improvement of the Land or Structures (or both) for such purpose.

                                   ARTICLE 28

              COVENANTS TO BIND AND BENEFIT THE RESPECTIVE PARTIES

      SECTION 28.01: It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, executors, administrators, representatives, successors and assigns.

                                   ARTICLE 29

                                    ERASURES

      SECTION 29.01: Erasures initialled by the parties hereto or intialled interlineations, if any, were made prior to the execution and acknowledgment of this Lease.

                                   ARTICLE 30

                                   RECORDATION

      SECTION 30.01: The parties hereto agree not to record this Lease but to execute and acknowledge before a Notary Public in a summary form sufficient for recording in the Public Record of

Palm Beach County, Florida, a certificate as to the existence of this Lease.

      IN WITNESS WHEREOF, this Lease has been duly executed by Lessor and Lessee the day and year first above written.

Witnesses as to Lessor:                   STARKOFF ASSOCIATES, a Florida
                                          General Partnership


/s/ Glenna F. Orsbin                      BY:/s/ B.J. Starkoff
--------------------------                ------------------------------------
                                              Managing Partner


/s/ Deborah Stevens
--------------------------


Witnesses as to Lessee:                   CRC PRESS, INC., a Florida
                                          Corporation


/s/ Glenna F. Orsbin                      BY:/s/ B.J. Starkoff
--------------------------                ------------------------------------
                                                   President

/s/ Deborah Stevens
--------------------------